EXHIBIT 99.3

RICH Cigars Set to Vend and Host Events at NBA All-Star Weekend

OCALA, Fla., Feb. 07, 2017 (GLOBE NEWSWIRE) -- RICH Cigars, Inc. ("RICH"), (OTCPink:RCGR), a manufacturer of high-quality premium cigar products, proudly announced today that the Company will be participating in the festivities of this year's NBA All-Star Weekend 2017; both hosting events and vending at one of the most legendary parties of the season.

"We are excited and privileged to market our core line of premium cigars during one of sports' most celebrated weekends," said Richard Davis, President and CEO of RICH Cigars, Inc.  "Our presence there will certainly be noted as we'll host three amazing events. The most exciting opportunity however, is where we'll be vending at one of the season's most legendary parties.  This is where the RICH brand will continue to make an impact; weaving itself into the fabric of our culture."

All-Star Weekend 2017 runs February 17th, 2017 through February 19th, 2017, in New Orleans.

Alfred Rushing, Vice President and COO of RICH Cigars, Inc., indicated this is not the first time RICH has participated in celebrity events.  The Company has vended at events such as the Derek Jeter Celebrity Invitational and the RMC (Revolt Music Conference 2016).  What lends that special 'je ne sais quoi' to RICH's hosting and vending duties at this All-Star Weekend is the Company's opportunity to introduce its brand to tens of millions of travelers - inbound to New Orleans for both the All-Star Weekend and Mardi Gras 2017.

"Our core line of RICH premium cigars will be on display and introduced to tens of millions of travelers from all over the World; converging on New Orleans for two highly commercialized and historic events," said Mr. Rushing.  "This is a phenomenal marketing and business opportunity."

Mr. Davis concluded, "What's even sexier is that RICH has secured the opportunity to vend one of the most legendary, high profile, private - 'invite only' - parties of the season.  We firmly believe this event will help set the stage for the enormous exposure our brand will experience over the next 9 to 12 months; positively impacting the Company's value."

ABOUT RICH Cigars, Inc.

RICH Cigars, Inc. is the maker and distributer of high-quality, hand rolled, premium cigars and other high-end cigar products, marketed under the 'RICH' brand. The Company, operating out of Ocala, Florida, manufactures and ages its tobacco in Central America; primarily, Nicaragua.  Iconicized by the sports and entertainment industries, RICH Cigars is quickly becoming known as a 'Lifestyle Brand,' transcending the traditional cigar company.  Having brand endorsements from major Hip-Hop entertainers and celebrity influencers, such as DJ Khaled, in addition to being chosen as the Cigar vendor at events for Michael Jordan, Derek Jeter, and others, RICH Cigars has been featured in music videos, print photography and high-end sport and entertainment events.  The Company's hand-made cigars are currently sold nationally through local and regional cigar retailers, as well as through direct sales via the internet.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements."  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact

RICH Cigars, Inc.

Investor Relations

ir@RichCigars.com

(917) 409-8983